EXHIBIT 10.1

                              AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT OF
                               BRADLEY B. BUECHLER


    AGREEMENT effective November 1, 2002, by and between SPARTECH CORPORATION, a Delaware corporation ("Employer"), and BRADLEY B. BUECHLER ("Employee").

    WHEREAS, Employee currently holds the position of Chairman of the Board, President and Chief Executive Officer of Employer pursuant to an employment agreement with Employer originally entered into as of July 1, 1992 and subsequently from time to time amended (as so amended, the "Agreement"); and

    WHEREAS, Employer desires to provide for Employee's continued service to Employer in his current positions, and Employee is willing to provide such services on the terms set forth in this Agreement;

    NOW, THEREFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended and restated to read in its entirety as follows:

    1.  Employment and Duties of Employee.

    (a) Employer employs Employee to act in a senior executive capacity, as President and Chief Executive Officer of Employer, and in all aspects of its business, as and when requested, and at such times and places as Employer shall reasonably request, except that (i) Employee shall not be assigned duties or responsibilities which are inconsistent with his position and status as President and Chief Executive Officer, and (ii) Employee shall not be required temporarily or permanently to relocate his residence. Employer will also use its best efforts to cause Employee to be a duly elected member of Employer's Board of Directors at all times during his employment hereunder, and so long as Employee serves as a director, to also be the Chairman of the Board of Employer.

    (b) Employee agrees faithfully to perform such duties as Employer assigns to him; to devote the necessary time and best efforts to the manufacture and sale of Employer's products and services; and to endeavor to improve Employer's business, through plant and production organization, customer and supplier relationships, capital development and additional financing resources, acquisition of other businesses, and by other means, in all reasonable ways for the term hereof, the services to be of a similar nature as those currently provided Employer, subject always to the control and direction of Employer's Board of Directors.

    (c) Employee agrees to timely file all SEC Form 4's, Form 5's and any other reports which he is required by law or regulation to file as a stockholder, employee, officer or director. Employer will provide reasonable assistance to Employee with respect to preparing and making such filings.

    2.  Compensation.

    (a) Subject to annual review (without obligation to increase) for cost of living and/or merit and other increases at the Board's discretion, Employer agrees to compensate Employee at a fixed rate of $700,000 annually ("Base Salary"), such Base Salary to be paid in equal weekly installments. Employer shall further advance or reimburse to Employee such other funds as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business. Except to the extent that his participation therein will disadvantage the other participants, Employee will also participate, as appropriate, in all other stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established or hereafter instituted by Employer. In addition, for the term of this Agreement, Employer will continue to lease or otherwise make available for Employee an automobile of comparable quality to the automobile currently leased by Employer for Employee, and to pay the cost of insurance and maintenance for such automobile.

    (b) In addition to the stock options previously granted to Employee, Employer further agrees to grant to Employee an option to purchase 100,000 shares of common stock of Employer pursuant to Employer's 2001 Stock Option Plan. Such option shall (i) have an exercise price equal to the market price of the underlying shares on the date of grant, (ii) be granted simultaneously with Employer's customary annual option grants in late 2002 (but in no event later than December 31, 2002), and (iii) otherwise be on such terms as are provided for in the standard form of option agreement then in effect for nonqualified options granted under the 2001 Stock Option Plan. The option shall be approved by Employer's Compensation Committee in advance as required by the 2001 Stock Option Plan and to the extent required in order to comply with Rule 16b-3(d)(1) under the Securities Exchange Act of 1934. The failure to so approve such option shall be deemed a material breach of the covenant set forth in this paragraph 2(b)).

    (c) The above option is intended to represent Employee's entire option grant for 2002, but Employer's Compensation Committee shall annually consider issuing additional options to Employee during subsequent years of this Employment Agreement.

    (d) The Company shall annually contribute to Equitable Life Assurance Company Policy No. 150218609, maintained in accordance with the Split-Dollar Life Insurance Agreement between the Company and Employee dated June 6, 2000, an amount equal to:

    (i) Fifteen percent of Employee's annual base compensation as in effect as of the due date for the payment of the premium; plus

    (ii) The annual premium for $1,250,000 of yearly renewable term insurance on Employee's life, as determined by the Company's insurance advisers.

Such annual contribution shall be made no later than the last day of the grace period under said policy for the payment of the premium for the year to which the contribution relates. Unless it is determined before the premium due date in any year beginning with 2003 that the Company's payment of such contribution for such year will not violate the personal loan prohibition in Section 402 of the Sarbanes-Oxley Act of 2002, the Company shall not make such contribution; but instead, in order to permit Employee to make such contribution on his own behalf, the Company shall pay to Employee, no later than the premium due date for such year, a bonus (irrespective of and in addition to any other bonus payable under this Agreement), in an amount which, after deduction of all applicable state and federal withholding taxes, will equal the amount of such annual contribution for such year.

    (e) Employer agrees to repurchase during each twelve-month period that this Agreement is in effect, beginning November 1, 2002, a number of Employer's shares of common stock beneficially owned by Employee, on the following terms and conditions:

    (i) Only mature shares, i.e. shares outstanding at least six months, will be repurchased;

    (ii) The maximum number of shares which Employee may require Employer to purchase in each twelve-month period shall be 15% of the sum of
        (1) the number of outstanding shares beneficially owned by Employee at the time of the repurchase plus (2) the number of shares subject to currently-exercisable options beneficially owned by Employee at the time of the repurchase;

    (iii) The price per share will be the average of the publicly-reported high and low sale prices of the common stock on the New York Stock Exchange (ignoring any after-hours trading) over the ten trading days prior to the sale.

    (iv) Employer shall not be obligated to repurchase shares if Employer's Board of Directors determines in good faith that Employer's cash needs do not permit the repurchase; and

    (v) The repurchases will be effected as of such date as Employee specifies by notice to Employer's Chief Financial Officer or Manager of Taxes at least ten trading days in advance of the desired repurchase date; and

    (vi) Employer's Board of Directors or its Compensation Committee will approve each repurchase in advance to the extent required in order to comply with Rules 16b-3(e) and 16b-3(d)(1) under the Securities Exchange Act of 1934. The failure to so approve a requested repurchase which is otherwise in compliance with these conditions shall be deemed a material breach of the repurchase covenant set forth in this paragraph 2(e)).

    3.  Term of Employment.

    (a) The term of this Agreement as amended shall commence on the effective date first above written and shall continue until terminated:

    (i) As provided in Section 6 or Section 11 below; or

    (ii) By Employer upon at least three years' written notice to Employee given on or after November 1, 2005; or

    (iii) By Employee upon at least one year's written notice to Employer given on or after:

        (A) November 1, 2003, if a Change in Control has occurred before the notice is given; or

        (B) November 1, 2005, if a Change in Control has not occurred before the notice is given.

If notice is given by Employer under clause 3(a)(ii), Employee shall not be required to perform further services to Employer hereunder after receiving such notice. If notice is given by Employee under clause 3(a)(iii)(A) or clause 3(a)(iii)(B), Employee shall not be required to perform further services to Employer hereunder after receiving such notice except that for a period not to exceed 45 days after the date of such notice Employee shall provide such consulting services to Employer as Employer shall reasonably request.

    (b) For purposes of this Agreement, "Change of Control" means the first to occur of any of the following:

    (i) The date Employer's Board of Directors votes to approve and recommends a stockholder vote to approve:

        (A) Any consolidation or merger of Employer in which Employer is not the continuing or surviving corporation; or

        (B) Any consolidation or merger of Employer in which shares of Employer's capital stock would be converted into cash, securities or other property, other than a consolidation or merger of Employer:

            (1) In which the direct or indirect holders of Employer
                capital stock immediately prior to the consolidation or merger have the right to receive the same direct or indirect proportionate ownership of voting stock of the surviving corporation immediately after the consolidation or merger, or

            (2) With another corporation which owns Employer capital
                stock pursuant to which merger all of the Employer capital stock owned by such corporation would be canceled or redeemed and Employer capital stock would be issued to the stockholders of such corporation; or

        (C) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets or Employer, other than any sale, lease, exchange or other transfer to any corporation where Employer owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such corporation after any such transfer; or

        (D) Any plan or proposal for the liquidation or dissolution of Employer; or

    (ii) The date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "Exchange Act") shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of Employer's outstanding voting stock; or

    (iii) The date the Board of Directors of Employer or any affiliate (within the meaning of Rule 12b-2 under the Exchange Act) of Employer authorizes and approves any transaction which has either a reasonable likelihood or the purpose of causing, whether directly or indirectly, Employer's common stock to be held of record by fewer than 300 persons or not to be listed on any national securities exchange; or

    (iv) The date, during any period of 24 consecutive months, on which those individuals who at the beginning of such period constitute Employer's Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Employer's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors in office on the date of such election or nomination for election of the new director. For purposes of this Section, "Continuing Director" means any member of Employer's Board of Directors who:

        (A) Is serving as of the close of business on the date first above written; or

        (B) Was originally elected to succeed a Continuing Director described in clause 3(b)(iv)(A), either by a majority of the Continuing Directors described in clause 3(b)(iv)(A) then still in office or by Employer's stockholders following nomination by a majority of the Continuing Directors described in clause 3(b)(iv)(A); or

        (C) Was originally elected to fill a vacancy or newly-created directorship, either by a majority of the Continuing Directors described in clause 3(b)(iv)(A) then still in office or by Employer's stockholders following nomination by a majority of the Continuing Directors described in clause 3(b)(iv)(A).

    4.  Bonuses.

    (a) For each fiscal year of Employer, Employee shall receive an annual bonus equal to 0.90% of Employer's earnings before income taxes as reported in Employer's audited consolidated financial statements for each year that this Agreement is in effect, adjusted, however, to exclude profit or loss on extraordinary or nonrecurring items and unusual items (such as sale of a significant amount of assets or securities other than in the ordinary course of business operations, one-time employee separation costs, and significant litigation costs or recoveries) ("Adjusted Pre-Tax Earnings"), such determination to be made by Employer's auditors based on generally accepted accounting principles; provided, however, no bonus will be paid with respect to any fiscal year in which Employer's Adjusted Pre-Tax Earnings are less than 75% of Employer's Adjusted Pre-Tax Earnings in its immediately preceding fiscal year.

    (b) Should this Agreement terminate prior to the close of a fiscal year of Employer, then unless otherwise expressly provided in this Agreement Employee shall be entitled to a bonus for such fiscal year in addition to any other amounts to which he may be entitled on termination under other provisions of this Agreement) equal to the bonus he would have earned had this Agreement been in effect for the entire fiscal year multiplied by a fraction, the numerator of which shall be the number of days in such fiscal year prior to termination of this Agreement, and the denominator of which shall be 365.

    (c) The bonus for each fiscal year shall be paid as soon as practicable upon completion of Employer's audited financial statements for such fiscal year.
Once a bonus has been earned by Employee, the termination of this Agreement or of Employee's employment prior to the time of payment shall not affect Employee's right to receive the bonus.

    5.  Severance Benefits.

    (a) If, at any time before a Change in Control occurs, Employee's employment with Employer is terminated (or notice of termination is given subject to expiration of the applicable notice period):

    (i) By Employer for any reason other than Cause (as defined in Section 11(c) below); or

    (ii) By Employee with Justification (as defined in Section 11(a) below); or

    (iii) By Employee pursuant to notice of termination given by Employee to Employer under clause 3(a)(iii)(B) above;

then Employer shall pay to Employee, not later than 30 days after the first to occur of (A) the date notice of such termination is given to Employee or (B) the date of such termination, a lump sum severance benefit (the "Severance Benefit") equal to (I) two times Employee's then current Base Salary plus (II) the aggregate amount of bonus paid or earned by Employee in the two years prior to the date of such notice of termination.

    (b) If, at any time after a Change in Control occurs, Employee's employment with Employer is terminated (or notice of termination is given subject to expiration of the applicable notice period):

    (i) By Employer for any reason other than Cause (as defined in Section 11(c) below); or

    (ii) By Employee with Justification (as defined in Section 11(a) below); or

    (iii) By Employee pursuant to notice of termination given by Employee to Employer under clause 3(a)(iii)(A) above;

then Employer shall pay to Employee, not later than 30 days after the first to occur of (A) the date notice of such termination is given to Employee or (B) the date of such termination, a lump sum severance benefit (the "Severance Benefit") equal to 2.95 times the sum of (I) Employee's then current Base Salary plus (II) one-third of the aggregate amount of bonus paid or earned by Employee in the three years prior to the date of such notice of termination.

    (c) The Severance Benefit shall be payable in lieu of any further claims to Base Salary under Section 2 or bonuses under Section 4 hereof, for any remaining term of this Agreement; however, the Severance Benefit shall be in addition to and not in lieu of all other compensation and benefits to which Employee may be entitled under any other provision of this Agreement or otherwise, including accrued vacation or sick pay, accrued amounts payable for prior salary or bonuses earned, or any amounts payable under any life insurance, health, disability or similar employee benefit plan. Employee may elect to have any life insurance, health plan, disability plan or similar plan which was in effect immediately prior to Employee's termination extended for a period of two years beyond when Employee's eligibility for such plan would otherwise have ended, provided that (i) Employee so notifies Employer within five days of Employee's termination and (ii) the cost of extending Employee's eligibility as described above shall be negotiated on a good faith basis and, at Employee's request, subtracted from the payment of Employee's severance benefit. Should the Employee subsequently obtain similar coverage from another Employer or otherwise, Employee will notify Employer and coverage will cease and a pro-rata refund returned to the Employee. For this purpose "cost" shall be deemed to be the most recent rate charged to employees of Employer or its subsidiaries for such benefits. Promptly after Employee's request for such extension, Employer shall place sufficient funds in escrow to pay all premiums on such insurance and plans for the period of the extension.

    (d) If all or any portion of the Severance Benefit, together with any other amounts, including the value of any stock options, received or deemed to be received by Employee from Employer or any of its subsidiaries and affiliates or from any pension, employee welfare, incentive compensation or other plans sponsored by Employer or any of its subsidiaries and affiliates (collectively, the "Base Payment"), will be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax payable under any federal, state, local or other law (collectively, "Excise Taxes"), Employer shall pay Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after deduction of any Excise Taxes payable by Employee with respect to the Base Payment and the Gross-Up Payment and any federal, state or local income or other taxes payable by Employee with respect to the Base Payment and the Gross-Up Payment (collectively, "Other Taxes") (including any additional tax resulting from any loss or disallowance of deductions due to the Gross-Up Payment), will equal the Base Payment net of the Other Taxes on the Base Payment determined without regard to any Excise Taxes. For the purposes of this determination, Employee's income shall be assumed to be subject to Other Taxes at the highest marginal rates. The Gross-Up Payment shall be paid simultaneously with the payment of the Severance Benefit, on the basis of Employer's good-faith estimate of the Excise Taxes if necessary, but if the actual amount of Excise Taxes is later determined by Employer or Employee to be different from the amount on which the Gross-Up Payment was originally calculated, the difference shall be paid or refunded within 30 days after notice of such difference is given to the party liable for such payment or refund.

    (e) In order to provide security to Employee for Employer's payment of the amounts payable pursuant to Sections 5(a), 5(b) and 5(d) in the event of a Change in Control, Employer agrees that within 10 days after a Change in Control, whether or not Employee's employment is terminated, Employer will either:

    (i) Pay Employee the Base Payment plus the Gross-Up Payment, in full, in immediately available funds (which will discharge any further obligations under this Section except for payment of any difference upon final determination of the Gross-Up Amount pursuant to Section 5(d)); or

    (ii) Deposit 110% of the then-estimated Base Payment and Gross-Up Payment in an interest-bearing escrow account with a St. Louis, Missouri bank with which Employer has no other banking relationship, which escrow account shall be maintained pursuant to a written escrow agreement reasonably satisfactory to counsel for all parties, as security for Employer's timely payment of the amounts due pursuant to Sections 5(a), 5(b) and 5(d), the terms of which shall provide that the escrow account, including the interest thereon, may be applied only to payment of any amounts due pursuant to Sections 5(a), 5(b) and 5(d) and may be disbursed only pursuant to written instructions to the escrow agent from both Employer and Employee or pursuant to a valid court order.

    6.  Disability and Death Benefits.

    (a) If during the term of Employee's employment under this Agreement Employee becomes physically or mentally disabled (as determined in accordance with the Social Security Act) from performing his functions contemplated hereunder, Employer shall continue Employee's Base Salary, pro rata bonus and other benefits, payable to Employee or Employee's Representatives, as the case may be, during the first six months of any period of disability.

    (b) If such period of disability continues for at least six consecutive months, then notwithstanding any other provision of this Agreement Employer may terminate Employee's employment and will pay to Employee or his Representatives (as defined in Section 16 below), as the case may be, in lieu of all other severance benefits, Employee's Base Salary and annual bonus (if otherwise payable, and pro rated to the extent applicable) for a period of one year beginning on the date on which the six-month disability period is satisfied.

    (c) If during the term of Employee's employment under this Agreement Employee dies, then Employer will pay to Employee's Representatives, in lieu of all other severance benefits, Employee's Base Salary and annual bonus (if otherwise payable, and pro rated to the extent applicable), for a period of one year beginning on the date of Employee's death.

    7. Restrictive Covenants. Employee agrees that while employed by Employer hereunder (including any renewal or extension of this Agreement), and for 24 consecutive months following termination of his employment, Employee will not, in any manner, directly or indirectly:

    (i) Disclose or divulge to any person, entity, firm or company whatsoever, nor use for his own benefit or the benefit of any other person, entity, firm and company, directly or indirectly in competition with Employer, any proprietary knowledge, confidential information, production or business methods, techniques or customer lists of Employer or its affiliates ("Trade Secrets"), except information generally known or used in the trade;

    (ii) Solicit, call on, divert, or interfere with any of the customers of Employer or its affiliates or any trade, business, patronage, employees or agents of Employer or its affiliates, with whom Employee has done business and in any city where Employee, Employer or its affiliates is then engaged in the plastics business, for the purpose of diverting their trade to any plastics business which compete directly with Employer's businesses; or

    (iii) Invest in, or take an active management or advisory role in, any company in the plastics business whose operations compete directly with any of Employer's businesses.

    8.  Intellectual Property.

    (a) Employee acknowledges that all mechanical or scientific inventions, production processes, techniques, programs, patents, discoveries, formulae and improvements invented, discovered or learned by Employee during employment hereunder and relating to Employer's business will be disclosed to Employer and will be the sole property of Employer and/or will be assigned to Employer in writing at the request of Employer.

    (b) Employee acknowledges that information imparted to him by Employer or its affiliates relating to the production methods, techniques, customer lists, statistics, credit, customers and suppliers of Employer or its affiliates is the property of Employer or its affiliates. Therefore, Employee shall, upon termination of his employment hereunder, return to Employer all books, records (including computer files and storage media) and notes containing customer lists and addresses, all duplicate invoices, all statements and correspondence pertaining to such customers, and all other information and documents (including all copies thereof) relating to customers, their needs, products of Employer, or its affiliates used by them, schedules of discussions with them, all formulae, code books, price lists, products, manuals and equipment, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all such other information applicable to Employer or its affiliates, its customers and the manner of conducting its business. Employer agrees, however, to provide Employee upon request with copies of whatever documents he may reasonably require. The restraints on Employee, as set forth in this Section 8, however, shall not apply to any invention (i) for which no equipment, supplies, facility or Trade Secrets of Employer was used; (ii) which was developed entirely on Employee's own time; (iii) which does not relate to the business of Employer (including Employer's actual or demonstrably anticipated research or development); and (iv) which does not result from any work performed by Employee for Employer.

    9. Limitation on Restrictive Covenants. The parties recognize that the services to be rendered by Employee hereunder are special, unique and of an extraordinary character. However, it is the intention of the parties to restrict the activities of Employee only to the extent necessary for the protection of Employer's legitimate business interests. The parties specifically agree that should any provision set forth in Sections 7 or 8 under any set of circumstances not now presently foreseen by the parties, be deemed too broad for that purpose, said provisions will nevertheless be valid and enforceable to the extent necessary for such protection.

    10. Non-Waiver of Breach. Employer's failure to exercise any right hereunder in the event of Employee's breach of any term hereof shall not be construed as a waiver of such breach or prevent Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

    11. Termination.

    (a) If any of the following events (each, a "Justification") occurs during the term hereof, Employee may voluntarily terminate and resign his employment immediately upon the occurrence of such event, and be entitled to the severance benefits set forth in Section 5 of this Agreement:

    (i) Any duties are assigned to Employee or restrictions are placed on Employee which are inconsistent with his position, duties, responsibilities and status pursuant to Section 1; or

    (ii) Employee's Base Salary, options and bonuses hereunder are not paid or delivered within seven days of Employee's notifying Employer that such are due, or Employer takes action which otherwise adversely affects or materially reduces any other benefits or rights which Employee is entitled to hereunder.

If Employer and Employee are unable to agree that any of the above events have occurred, the matter shall be referred to binding arbitration pursuant to the rules of the American Arbitration Association.

    (b) Employee is not required to seek employment after termination, and no compensation earned after termination shall reduce the amounts otherwise payable hereunder, including without limitation, any severance benefits payable pursuant to Section 5 hereof.

    (c) If Employee's employment is terminated for Cause, or if Employee resigns without Justification (i.e., other than as permitted by subsection 11(a)) and without giving notice of termination pursuant to clause 3(a)(iii), then Employee shall be entitled to receive all accrued compensation and benefits payable hereunder through the date of such termination but shall not be entitled to any additional options, compensation, bonuses or severance benefits under this Agreement. "Cause" as used in this Agreement means only:

    (i) Conviction of a misdemeanor involving physical harm, moral turpitude, fraud or misappropriation, or conviction of any felony; or

    (ii) The failure of Employee, within ten days after receipt of written notice thereof from Employer's Board of Directors, to correct, cease or otherwise alter any failure to comply with this Agreement or the lawful instructions of Employer's Board of Directors concerning Employee's employment; or

    (iii) Any violation of Employer's company policies or any other act or circumstance constituting "cause" at common law;

if the conviction, act, omission or circumstance is determined by Employer's Board of Directors to have a substantial likelihood of resulting, or to have been intended by Employee to result, in (1) personal gain at the expense of Employer or its subsidiaries, or (2) material injury in excess of $1,000,000 to the property or business of Employer or its subsidiaries or (C) if it is or were to become publicly known, significant harm to Employer's business reputation or standing in the community. Cause shall not include:

    (A) Bad judgment or any act or omission reasonably believed by Employee in good faith to have been in or not opposed to the best interests of Employer (including its subsidiaries); or

    (B) Any acts or omissions by Employee in connection with any bid, tender or merger offer, restructuring proposals, or any controversy or litigation relating thereto (whether involving Vita or other persons), in which Employer may become involved, wherein Employee's acts or omissions are the subject of controversy with any persons or firms involved in such matters.

    12. Independent Obligations.

    (a) Employer's obligations to pay compensation and benefits due hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off (including no reduction in compensation or bonuses for compensation which was or could have been earned elsewhere during the term hereof), counter-claim, recoupment, defense or other right which the Employer may have against Employee. Any such set-offs or other such counter-claims shall be the subject of separate action, claim and proof against Employee without being made subject to any set-off, counter-claim or cross-claim in any action by the Employee to enforce his rights under this Agreement.

    (b) Employee's obligations under Sections 7, 8, and 9 hereof represent independent covenants by which Employee shall remain bound irrespective of any breach of any other provision of this Agreement by Employer.

    13. Indemnification; Arbitration.

    (a) In the event that Employee is required to institute or join in any legal action or arbitration proceeding to obtain or enforce, or to defend the validity or enforceability of, any contemplated or actual payment of compensation or benefits under this Agreement, Employer will, if Employee substantially prevails in such action or proceeding, as determined by the arbitrator or court, pay all actual legal fees and expenses incurred by Employee.

    (b) Employee shall have the right, in his sole discretion, to demand arbitration of any substantive claim he may have against Employer for any compensation or benefits due under this Agreement. Such arbitration shall be conducted in St. Louis, Missouri, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction. In the event of concurrent arbitration and court proceedings relating to this Agreement, the arbitration will not be stayed pending the conclusion of any court proceedings.

    14. Registration Rights.

    (a) In the case of a proposed registration under the Securities Act of 1933 (the "Securities Act") of an offering by Employer of shares of its common stock while any common shares or preferred shares are owned by Employee, Employee shall have the right to participate in such registration and public offering as hereinafter provided. Employer will give Employee at least twenty (20) days' prior written notice of any proposed registration of shares of common stock under the Securities Act for any offering by it otherwise relating to an employee stock option or benefit plan or in a merger, consolidation, acquisition of assets or recapitalization plan. If requested by Employee in writing, within twenty (20) days after receipt of any such notice or on two occasions even if no such notice has been given, Employer will use its best efforts to register all or part of the shares of common stock of Employer owned by Employee or which Employee has a right to acquire (as specified in such request) under the Securities Act and from time to time, if possible, amend or supplement the registration statement and prospectus used in connection therewith if and to the extent necessary in order to comply with the Securities Act for a period of up to one hundred twenty (120) days after the initial effective date of such registration, provided that Employee shall not have failed to exercise a right following such a notice within six months of the proposed registration. Such registration shall be at the expense of Employer. Employer will, at the request of Employee, take any and all such actions, make such filings and enter into such agreements as may be reasonably necessary or appropriate to facilitate sales of Employee's securities in the manner contemplated by any such registration. If Employer or the underwriter managing or proposing to manage Employer's offering determines that registration of Employee's securities would impair Employer's offering, then Employer may by notice in writing to Employee reduce the number of shares to be registered for Employee (provided any others in a similar position are similarly reduced) or elect to defer any registration of shares requested by Employee for a period to be agreed upon between Employer and Employee, such period to be not less than six (6) months nor more than two
(2) years from the date of Employer's offering. At the deferred date, such registration shall proceed on the terms provided herein. Employer in any case may defer registration in order to coordinate with its normal quarterly and annual filings with the Securities and Exchange Commission.

    (b) In the event of any such registration, to the extent permitted by law, Employer will indemnify Employee against all losses, claims, damages, liabilities and expenses (under the Securities Act, at common law or otherwise), including those arising from any obligation of Employee to indemnify any underwriter or other person, resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses result from any untrue statement or omission or alleged untrue statement or alleged omission contained or omitted in information furnished in writing to Employer by Employee expressly for use therein.

    (c) Employee will furnish to Employer in writing such information as shall be reasonably requested by Employer for use in any such registration statement or prospectus and, to the extent permitted by law, will indemnify Employer, its directors, each officer signing such registration statement, each person, if any, who controls Employer within the meaning of the Securities Act, each underwriter, and each person, if any, who controls any such underwriter, within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or alleged omission is contained or omitted in information so furnished in writing by Employee expressly for use therein.

    15. Amendment or Modification. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and a person authorized to sign on behalf of Employer.

    16. Successors; Binding Agreement.

    (a) This Agreement shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, in the same manner and to the same extent that Employer would be required to perform this Agreement if no such succession had taken place.

    (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, or if none, then Employee's estate ("Representatives"). If Employee should die before receiving all compensation and benefits that had previously been earned and would have been paid if Employee had continued to live, all such compensation and benefits shall be paid in accordance with the terms of this Agreement to Employee's Representatives.

    17. Notice. Notices and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement, provided that all notices to Employer shall be directed to the attention of the Secretary of Employer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    18. Validity and Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    20. Board Approval; Entire Agreement. This Agreement, which has been reviewed and approved by the Board of Directors of Employer, embodies the entire agreement between the parties with respect to its subject matter.

    21. Governing Law. This Agreement shall be construed and interpreted in accordance with, and shall be governed by, the substantive laws, but not the conflicts of law principles, of the State of Missouri.

    22. Certain Terms Survive. The obligations of Employer under Sections 13, 14 and 16(a), and the obligations of Employee under Sections 7, 8, 9 and 14, shall survive the termination of this Agreement in accordance with their terms unless and until expressly terminated by a subsequent agreement.

    IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first above written.

    Employer:                           Employee:

    SPARTECH CORPORATION
    By: s/RANDY C. MARTIN                   s/BRADLEY B. BUECHLER
    Title: EVP & CFO                        Bradley B. Buechler
    120 South Central Ave., Suite 1700      #3 Lochinvar
    St. Louis, Missouri 63105               Town and Country, Missouri 63131
                                                                    EXHIBIT 10.3



                        EMPLOYMENT AGREEMENT







        AGREEMENT entered into this 1st day of January 2003 by and between Randy
C. Martin (the "Employee") and Spartech Corporation, a Delaware corporation (the "Employer").

                            WITNESSETH:



        WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,



        NOW, THEREFORE, the parties agree as follows:



         1. Employment.  Employer hereby employs Employee and Employee agrees to accept such employment on the terms and conditions hereinafter set forth.



         2. Term.  The term of this Agreement shall commence January 1, 2003 for a term of three (3) years ending January 1, 2006 (Original Term), unless extended by mutual consent of the parties hereto.



        It is the intent of the parties to negotiate a new contract to replace this contract by December 31, 2004.  If the parties have not entered into a new three (3) year contract by December 31, 2004, then it is understood this contract is effectively terminated and an amount equivalent to the Base Salary plus the last year's bonus shall become due and payable on demand of the

Employee or throughout the remaining year of the Original Term, at the sole discretion of the Employee.  This amount should be in addition to any other benefits earned as of that date.



         3. Duties.  Employer employs Employee to act in an executive capacity,

as Executive Vice President and Chief Financial Officer for Employer, on all

aspects of its business, as and when requested, and at such times and places as

Employer shall reasonably request, subject always to the control and direction of Employer's Board of Directors.  During the term of this Agreement, Employee

(a) will serve Employer faithfully, diligently and to the best of his ability,

and (b) will devote his best











    efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of

Employer.  While he is so employed, Employee will not, without the prior written consent of Employer, render any services to any other business concern;

provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.



         4. Compensation.  Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to compensate Employee at the rate of

$275,000 annually (Base Salary).  Employer shall further advance or reimburse to

Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business.  Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position.  For the term of this Agreement,

Employer shall maintain term life insurance for Employee's designated beneficiaries equivalent to $300,000.



         5. Bonuses.  Employee shall be eligible for an annual discretionary bonus based upon his performance, and based upon the overall results of the

Employer's operations at the end of each year, paid in accordance with the terms and conditions of Employer's Bonus Program.  Any such Bonus shall be subject to approval by the CEO, and the Compensation Committee of the Board of Directors,

of Employer.

      6. Non-Disclosure.  (a) Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future, will use and acquire knowledge and information utilized by Employer in its business which may not be generally available to the public or to other persons in the plastics business

("Confidential Information"), including, without limitation, Employer's systems,

procedures, formulas, processes, confidential reports, lists of customers,

pricing structure, margins with respect to its products and similar information.

As a material inducement to Employer to enter into this Agreement and to pay

Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by

Employer to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.



             (b) Employee further acknowledges that information imparted to him by Employer, relating to Employer's production and business methods, techniques,

customer lists, statistics, credit, customers and suppliers is secret and confidential.  Therefore, Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and



    correspondence pertaining to such customers, and all information and documents (including all copies thereof) relating to customers, their needs,

products of Employer used by them, schedules of discussions with them, all formulas, code books, price lists, products, manuals and equipment, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all other information of confidential or secret nature applicable to Employer, its customers and the manner of conducting its business.  As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions in this

Paragraph 6.

         7. Covenant Not To Compete; No Solicitation of Employees.  Employee

agrees as follows:



          (a) For as long as he is employed by Employer and for one year after any termination of employment, Employee agrees that he will not, directly or

indirectly, except as a passive            investor in publicly held companies

in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be

reasonably construed, in a business   substantially similar to that operated by

Employer on the date of termination, in the territories where Employer manufactures or distributes its products.  If the Employee is terminated without cause pursuant to Paragraph 12(a) hereof, the non-competition provisions of this

Paragraph 7(a) shall apply only so long as Employer continues to pay Employee his base salary.



                     (b) Employee agrees that for one year after any termination of his employment with Employer he will not, directly or indirectly, induce or attempt to induce any of the employees of Employer to leave the employment of

Employer, or employ any such employees within 90 days after any termination of their employment with Employer.



         8. Inventions.  Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Employer's business, will be disclosed to Employer and will be the sole property of Employer.  The restraints on Employee, as set forth in this

Paragraph 8, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time and which does not relate to the business of the Employer, to Employer's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Employer.

         9. Remedies.  By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of

Paragraphs 6, 7 and 8 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of the provisions of such paragraph.



     10. Death During Employment.  If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base monthly salary to the month in which death occurs, plus administrate the payment of any other benefits under which the Employee was a participant (e.g., life insurance, disability, deferred compensation plan,.).



        11. Disability.  Employer, at its option, may terminate this Agreement upon written notice to Employee if the Employee, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days.

Upon such termination, all obligations hereunder of the Employer shall cease except for any long-term disability payments under plans that the Employee participated.



        12. Termination.  Anything herein to the contrary notwithstanding,

Employer shall have the right to terminate this Agreement as follows:



(a) Employer may terminate this Agreement without cause upon written notice to Employee.  In the event of such termination, Employee will be entitled to receive the unpaid portion of base salary for the remaining term of this Agreement, paid out over the remaining term of this Agreement.

                      (b) Employer may terminate this Agreement at any time for

cause.  "Cause" as used herein shall mean dishonesty, theft, conviction of a felony, drunkenness or a material breach of this Agreement.  "Cause" shall also include the failure of Employee, within ten days after receipt of written notice thereof from Employer, for any reason, to correct, cease or otherwise alter any failure to comply with the lawful instructions of the corporation's

Board of Directors or other act or omission, which, in the sole opinion of the

Board of Directors, will materially adversely affect Employer's business.  In the event of termination for cause, Employer shall have no obligation to pay any compensation except to the extent the Employee's base salary has been accrued but is unpaid at the time of termination.



        13. Severability.  If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced accordingly.



        14. Benefit.  This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon the

Employer and its successors, but this Agreement may not be assigned by either party except by operation of law by a merger of the Employer into another corporation or by Employer in connection with any sale of its business or parts thereof.



        15. Headings.  These headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.



        16. Entire Agreement.  This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.



        17. Notices.  Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

       18. Applicable Law.  This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.



        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                            EMPLOYER:



                            SPARTECH CORPORATION

                            By: /s/Bradley B. Buechler

                            Bradley B. Buechler


                        Chairman, President and CEO


                            EMPLOYEE:

                            /s/Randy C. Martin

                            Randy C. Martin

                                                                    Exhibit 10.4

                        EMPLOYMENT AGREEMENT






        AGREEMENT entered into this 1st day of January 2003 by and between David
G. Pocost (the "Employee") and Spartech Corporation, a Delaware corporation (the "Employer").

                            WITNESSETH:



        WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,



        NOW, THEREFORE, the parties agree as follows:



      1. Employment.  Employer hereby employs Employee and Employee agrees to accept such employment on the terms and conditions hereinafter set forth.



      2. Term.  The term of this Agreement shall commence January 1, 2003 for a term of three (3) years ending January 1, 2006 (Original Term), unless extended by mutual consent of the parties hereto.



        It is the intent of the parties to negotiate a new contract to replace this contract by December 31, 2004.  If the parties have not entered into a new three (3) year contract by December 31, 2004, then it is understood this contract is effectively terminated and an amount equivalent to the Base Salary plus the last year's bonus shall become due and payable on demand of the

Employee or throughout the remaining year of the Original Term, at the sole discretion of the Employee.  This amount should be in addition to any other benefits earned as of that date.



         3. Duties.  Employer employs Employee to act in an executive capacity,

as Executive Vice President-Custom Sheet & Rollstock for Employer, on all

aspects of its business, as and when requested, and at such times and places as

Employer shall reasonably request, subject always to the control and direction of Employer's Board of Directors.  During the term of this Agreement, Employee

(a) will serve Employer faithfully, diligently and to the best of his ability,

and (b) will devote his best











    efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Employer. While he is so employed, Employee will not, without the prior written consent of Employer, render any services to any other business concern; provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.

      4. Compensation.  Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to compensate Employee at the rate of

$225,000 annually (Base Salary).  Employer shall further advance or reimburse to

Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business.  Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position.  For the term of this Agreement,

Employer shall maintain term life insurance for Employee's designated beneficiaries equivalent to $300,000.



      5. Bonuses.  Employee shall be eligible for an annual discretionary bonus based upon his performance, and based upon the overall results of the Employer's operations at the end of each year, paid in accordance with the terms and conditions of Employer's Bonus Program.  Any such Bonus shall be subject to approval by the CEO, and the Compensation Committee of the Board of Directors,

of Employer.

      6. Non-Disclosure.  (a) Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future, will use and acquire knowledge and information utilized by Employer in its business which may not be generally available to the public or to other persons in the plastics business

("Confidential Information"), including, without limitation, Employer's systems,

procedures, formulas, processes, confidential reports, lists of customers,

pricing structure, margins with respect to its products and similar information.

As a material inducement to Employer to enter into this Agreement and to pay

Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by

Employer to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.



             (b) Employee further acknowledges that information imparted to him by Employer, relating to Employer's production and business methods, techniques,

customer lists, statistics, credit, customers and suppliers is secret and confidential.  Therefore, Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and



    correspondence pertaining to such customers, and all information and documents (including all copies thereof) relating to customers, their needs, products of Employer used by them, schedules of discussions with them, all formulas, code books, price lists, products, manuals and equipment, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all other information of confidential or secret nature applicable to Employer, its customers and the manner of conducting its business. As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions in this Paragraph 6.

      7. Covenant Not To Compete; No Solicitation of Employees.  Employee agrees as follows:



          (a) For as long as he is employed by Employer and for one year after any termination of employment, Employee agrees that he will not, directly or

indirectly, except as a passive            investor in publicly held companies

in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be

reasonably construed, in a business   substantially similar to that operated by

Employer on the date of termination, in the territories where Employer manufactures or distributes its products.  If the Employee is terminated without cause pursuant to Paragraph 12(a) hereof, the non-competition provisions of this

Paragraph 7(a) shall apply only so long as Employer continues to pay Employee his base salary.



                     (b) Employee agrees that for one year after any termination of his employment with Employer he will not, directly or indirectly, induce or attempt to induce any of the employees of Employer to leave the employment of

Employer, or employ any such employees within 90 days after any termination of their employment with Employer.



      8. Inventions.  Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Employer's business, will be disclosed to Employer and will be the sole property of Employer.  The restraints on Employee, as set forth in this

Paragraph 8, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time and which does not relate to the business of the Employer, to Employer's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Employer.

         9. Remedies.  By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of

Paragraphs 6, 7 and 8 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of the provisions of such paragraph.



     10. Death During Employment.  If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base monthly salary to the month in which death occurs, plus administrate the payment of any other benefits under which the Employee was a participant (e.g., life insurance, disability, deferred compensation plan,.).



        11. Disability.  Employer, at its option, may terminate this Agreement upon written notice to Employee if the Employee, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days.

Upon such termination, all obligations hereunder of the Employer shall cease except for any long-term disability payments under plans that the Employee participated.



        12. Termination.  Anything herein to the contrary notwithstanding,

Employer shall have the right to terminate this Agreement as follows:



1581:    (a) Employer may terminate this Agreement without cause upon written notice to Employee.  In the event of such termination, Employee will be entitled to receive the unpaid portion of base salary for the remaining term of this Agreement, paid out over the remaining term of this Agreement.

                      (b) Employer may terminate this Agreement at any time for

cause.  "Cause" as used herein shall mean dishonesty, theft, conviction of a felony, drunkenness or a material breach of this Agreement.  "Cause" shall also include the failure of Employee, within ten days after receipt of written notice thereof from Employer, for any reason, to correct, cease or otherwise alter any failure to comply with the lawful instructions of the corporation's

Board of Directors or other act or omission, which, in the sole opinion of the

Board of Directors, will materially adversely affect Employer's business.  In the event of termination for cause, Employer shall have no obligation to pay any compensation except to the extent the Employee's base salary has been accrued but is unpaid at the time of termination.



        13. Severability.  If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced accordingly.



        14. Benefit.  This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon the

Employer and its successors, but this Agreement may not be assigned by either party except by operation of law by a merger of the Employer into another corporation or by Employer in connection with any sale of its business or parts thereof.



        15. Headings.  These headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.



        16. Entire Agreement.  This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.



        17. Notices.  Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

       18. Applicable Law.  This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.



        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                EMPLOYER:



                                SPARTECH CORPORATION

                                By: /s/Bradley B. Buechler

                                Bradley B. Buechler


     A.                          Chairman, President and CEO


                                EMPLOYEE:

                                /s/ David G. Pocost

                                David G. Pocost

                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT



    THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective July 1, 2002 by and between Spartech Corporation, a Delaware corporation ("Employer"), and William F. Phillips ("Employee").

    WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,

    NOW, THEREFORE, the parties agree as follows:

    1. Employment. Employer hereby agrees to employ Employee and Employee agrees to accept such employment on the terms and conditions hereinafter set forth.

    2. Term. The term of this Agreement shall commence July 1, 2002 and, unless earlier terminated as provided herein, shall expire on June 30, 2004. However, should Employer and Employee continue Employee's employment thereafter, Employee will thereupon become an at-will employee with no fixed term of employment upon the terms stated in the following Sections of this Agreement, to the extent their terms permit, unless and until Employer and Employee either enter into a new written employment agreement or agree otherwise in writing.

    3. Duties. Employer employs Employee to act in an executive sales capacity, with the initial title of Vice President of National Accounts, on behalf of Employer and Employer's subsidiaries (Employer and its subsidiaries being herein referred to collectively as "Spartech"), on all aspects of its business (including the businesses of its subsidiaries), as and when requested, and at such times and places as Employer shall reasonably request, subject always to the control and direction of Employer's Chief Executive Officer. During the term of this Agreement, Employee (a) will serve Employer faithfully, diligently and to the best of his ability, and (b) will devote his best efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Employer and Spartech. While he is so employed, Employee will not, without the prior written consent of Employer, render any services to any business concern other than Spartech; provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.

    4.  Compensation.

    (a) Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to pay Employee a base salary of $175,000 annually.

    (b) Employee shall be eligible for an annual discretionary bonus based upon his performance and the overall results of Employer's operations, to be determined and paid in accordance with the terms and conditions of Employer's executive Bonus Plan as in effect from time to time. Any such Bonus shall be subject to approval by Employer's Chief Executive Officer and/or the Compensation Committee of Employer's Board of Directors. Provided that Employee's bonus shall not be less than $25,000 per year.

    (c) Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position and responsibility. For the term of this Agreement, Employer shall maintain term life insurance for Employee's designated beneficiaries in the amount of at least $250,000.

    (d) Employer shall advance or reimburse to Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business.

    5.  Transition and Non-Disclosure Covenants.

    (a) Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all property of Spartech and all other tangible embodiments of Confidential Information, including, without limitation, books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and correspondence pertaining to such customers, and all information and documents (including all copies thereof) relating to customers, their needs, products of Employer used by them, schedules of discussions with them, all formulas, code books, price lists, products, manuals, equipment, software, files, storage media, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all other information of confidential or secret nature applicable to Spartech, its customers and the manner of conducting its business. As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions of this paragraph 5(a).

    (b) Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future will use and acquire, knowledge and information utilized by Spartech in its business which may not be generally available to the public or to other persons in the plastics business ("Confidential Information"), including, without limitation, Spartech's systems, procedures, formulas, processes, confidential reports, business plans, lists of customers, pricing structure, margins with respect to its products and the other information described in paragraph 5(a). As a material inducement to Employer to enter into this Agreement and to pay Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by Spartech to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.

    (c) Employee acknowledges that he is being employed in a position of authority and responsibility; that as part of the normal and necessary scope of such authority and responsibility Spartech will impart to Employee, or Employee will otherwise acquire, knowledge specifically applicable to Spartech's business which may be known uniquely to Employee or which may be difficult to compile from other employees in a timely manner; and that Spartech's willingness to employ Employee is expressly conditioned on Employee's agreement to assist Spartech with any necessary post-termination transition of such specialized knowledge. By way of example and without limitation, such knowledge may include passwords or access codes, work procedures, hardware and software operating information, customer or supplier contact information, the status of pending matters, and actions required to be taken by Spartech within a short time after termination. Employee therefore agrees that upon termination of Employee's employment, whether by Employee or Employer and for whatever reason, Employee will, without additional consideration, and if, as and when reasonably and specifically requested by Spartech, impart such knowledge to such person or persons as may be designated by Spartech; provided that to the extent practicable, Employee may impart such knowledge orally rather than in writing and at times and in a manner that will not interfere with any subsequent employment; and Spartech will reimburse Employee for any actual and reasonable expenses incurred by Employee in imparting such knowledge.

    (d) If and as reasonably requested by Spartech, Employee will make himself available after both during and after the termination of his employment for interviews, depositions and/or testimony relating to, and will otherwise cooperate with and assist Spartech in the resolution and/or defense of, any claims arising out of the business of Spartech or out of Employee's acts or omissions while employed by Spartech, provided that Spartech will reimburse Employee for his actual and reasonable expenses, and any lost wages, incurred as a result of such cooperation and assistance.

    (e) In consideration of the salary and other benefits to be paid to Employee under this Agreement, Employee expressly agrees that the covenants in Sections 5, 6, 7 and 8 shall remain in effect not only during Employee's entire term of employment under this Agreement but also thereafter according to their terms, notwithstanding the expiration of the term stated in Section 2, unless and until Employer and Employee either (i) enter into a new written employment agreement without such covenants, or (ii) agree in writing to terminate such covenants, or
(iii) otherwise expressly agree in writing.

    6.  Non-Competition and Non-Solicitation Covenants.

    (a) During his employment by Employer, and thereafter for the period described in paragraph 6(c), Employee will not, directly or indirectly, except as a passive investor in publicly held companies in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be reasonably construed, in a business substantially similar to that operated by Employer or Spartech on the date of termination, in the territories where Employer or Spartech manufacture or distribute their products.

    (b) During his employment by Employer, and thereafter for the period described in paragraph 6(c), Employee will not, directly or indirectly, induce or attempt to induce any employee of Employer or Spartech to leave the employment of Employer or Spartech, or employ or attempt to employ any of such employees within 90 days after any termination of their employment with Employer or Spartech.

    (c) If Employee's employment is terminated for Cause or because of Employee's resignation or disability, then the restrictions described in paragraphs 6(a) and 6(b) will continue for a period of one year after the effective termination date. If Employee's employment is terminated for any reason other than Cause or Employee's resignation or disability, then the restrictions described in paragraphs 6(a) and 6(b) will continue for the lesser of one year or the period, if any, during which Employer continues to pay Employee his final base salary pursuant to paragraph 10(a), whether more or less than one year, provided that if at the time of such termination the remaining term of this Agreement is less than one year, Employer may, at its sole option, extend such restrictions for a total period of up to one year after the termination of Employee's employment by continuing to pay Employee his final base salary during the extended period.

    7. Inventions. Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Spartech's business, will be disclosed to Employer and will be the sole property of Employer, and Employee will assign all rights to such inventions and other intellectual property to Spartech upon Employer's request without further consideration. The restraints on Employee, as set forth in this
Section 7, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Spartech was used and which was developed entirely on Employee's own time and which does not relate to Spartech's business or to Spartech's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Spartech.

    8. Remedies. By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of Sections 5, 6 and 7 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of such provisions.

    9. Death During Employment. If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base salary to the date of his death, plus any accrued and unpaid bonus for the previous year, plus any unpaid portion of any guaranteed minimum bonus, based on the number of days in the current year to and including the Employee's death, plus any vacation and fringe benefits accrued to the date of death in accordance with Employer's vacation and fringe benefit policies.

    10. Termination. Notwithstanding anything herein to the contrary, Employer shall have the right to terminate Employee's employment as follows:

    (a) Employer may terminate Employee's employment without Cause upon written notice to Employee. In the event of such termination, Employer shall have no obligation to pay Employee any further compensation except to continue the payment of Employee's base salary for the remaining term of this Agreement, paid when such salary would have been payable if Employee had remained employed, and to pay any accrued and unpaid bonus for the previous year, any unpaid portion of any guaranteed minimum bonus, based on the number of days in the current year to and including the Employee's death, and any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    (b) Employer may terminate Employee's employment at any time for Cause. "Cause" as used herein means any of the following:

    (i) Conviction of a misdemeanor involving physical harm, moral turpitude, fraud or misappropriation, or conviction of any felony; or

    (ii) Dishonesty or theft materially adversely affecting Employer's or Spartech's assets, business reputation or standing in the community; or

    (iii) Drunkenness or drug abuse in violation of Employer's or Spartech's policies or affecting Employee's performance of Employee's usual and customary employment or materially adversely affecting Employer's or Spartech's assets, business reputation or standing in the community; or

    (iv) The failure of Employee, within ten days after receipt of written notice thereof from Employer's or Spartech's Chief Executive Officer, to correct, cease or otherwise alter any failure to comply with Employer's or Spartech's lawful policies or instructions concerning Employee's employment; or

    (v) Any violation of Company policy or any other act or circumstance constituting "cause" at common law if the violation, act or circumstance is determined by Employer's or Spartech's Chief Executive Officer or Board of Directors to have a substantial likelihood of materially adversely affecting Employer's or Spartech's assets or business, or, if it is or were to become publicly known, Employer's or Spartech's business reputation or standing in the community.

In the event of termination for Cause, Employer shall have no obligation to pay Employee any further compensation except to pay Employee's base salary accrued to the effective date of termination, plus any accrued and unpaid bonus for the previous year, and to pay any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    (c) Employer may terminate Employee's employment by reason of disability upon written notice to Employee if the Employee, because of physical or mental incapacity, illness or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days, or for such lesser period as constitutes the waiting period for benefits under any disability insurance policy maintained for Employee. In the event of termination by reason of disability, Employer shall have no obligation to pay any Employee any further compensation except to continue the Employee's base salary for the waiting period under any long-term disability insurance policy under which Employee is insured, or if there is no such policy, then for a period of 90 days after the effective date of termination, to pay any accrued and unpaid bonus for the previous year, plus any unpaid portion of any guaranteed minimum bonus, based on the number of days in the current year to and including the effective date of termination, and to pay any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    11. Severability. If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced according to its terms.

    12. Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon Employer and its successors; but this Agreement may not be assigned by either party except (i) by operation of law upon a merger or consolidation of Employer into or with another corporation, or (ii) by Employer in connection with a sale of its business or any part thereof. Employee hereby expressly consents to any such assignment and agrees to render his services hereunder to any such assignee.

    13. Headings. The headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.

    14. Entire Agreement. This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.

    15. Notices. Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

    16. Applicable Law. This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        Employer:       SPARTECH CORPORATION


                                    By: s/BRADLEY B. BUECHLER
                                        Bradley B. Buechler
                                        Chairman of the Board, President
                                            and Chief Executive Officer



                        Employee:       s/WILLIAM F. PHILLIPS
                                    William F. Phillips
                                                                   EXHIBIT 10.10

                        Form of Indemnification Agreement



    This Indemnification Agreement ("Agreement") is entered into as of the _____ day of ____________, 20__, by and between Spartech Corporation, a Delaware corporation (the "Corporation") and _____________________ ("Indemnitee"), a member of the board of directors ("Board") [{and} an officer] of the Corporation.

    WHEREAS, it is essential to the Corporation to retain and attract as directors [and officers] the most capable persons available; and

    WHEREAS, the substantial risks of litigation against corporations and their directors [and officers] subjects directors [and officers] of the Corporation to the possible necessity of incurring extraordinary expenses out of their personal funds either while directors' [and officers'] liability insurance may be unavailable to them or because the expenditure is not covered by insurance policies then in effect; and

    WHEREAS, it is the policy of the Corporation to indemnify its directors [and officers] so as to provide them with the maximum possible protection permitted by law; and

    WHEREAS, Indemnitee does not regard the protection available under the Corporation's Certificate of Incorporation, Bylaws and insurance policies as adequate in the present circumstances, and may not be willing to continue to serve as a director [{or} an officer] without adequate protection, and the Corporation desires Indemnitee to continue to serve as a director [{and} an officer];

    THEREFORE, in consideration of Indemnitee's continued service as a director [{and} an officer] of the Corporation, the Corporation and Indemnitee hereby agree as follows:

    1. Agreement to Serve. Indemnitee agrees to continue to serve as a director [{and} an officer] of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders Indemnitee's resignation in writing. However, this Agreement does not constitute either an employment contract or any commitment, express or implied, to cause Indemnitee to be elected as a director {or} [continue the employment of Indemnitee].

    2.  Definitions.  As used in this Agreement:

    (a) "Proceeding" includes, without limitation, any threatened, pending, or completed action, suit, or proceeding, including any appeals related thereto, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director or officer of the Corporation (or of any predecessor or subsidiary of the Corporation or any successor to the Corporation by merger), or is or was serving at the request of the Corporation as a director, officer, employee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, or other enterprise (including but not limited to a subsidiary). Such request by the Corporation shall be presumed to exist in the case of a subsidiary or other entity in which the Corporation has an investment or contractual interest. "Proceeding" also includes an action by Indemnitee, including without limitation any mediation or arbitration, to establish or enforce a right of Indemnitee under this Agreement.

    (b) "Expenses" include, without limitation, expenses of investigation, costs of judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements, costs of meals, lodging and travel reasonably and necessarily incurred by Indemnitee to attend any Proceeding or event related to the Proceeding including but not limited to depositions and mediation sessions, and any other defense costs incurred by Indemnitee in connection with any Proceeding, but shall not include judgments, fines, or penalties finally assessed against Indemnitee.

    (c) "Other enterprises" include employee benefit plans; "fines" include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; "serving at the request of the Corporation" includes any service as a director, officer, employee, member, manager or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, member, manager, agent, or fiduciary with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Agreement.

    3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee against all Expenses, judgments, fines, and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, and other than or a Proceeding brought or initiated voluntarily by Indemnitee), but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful. The termination of any such Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

    4. Indemnity in Proceedings By or In the Right of the Corporation. The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding by or in the right of the Corporation to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification for Expenses shall be made under this section in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation for negligence or misconduct in the performance of Indemnitee's duty to the Corporation, unless (and then only to the extent that) the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

    5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement:

    (i) To the extent that Indemnitee has been successful on the merits or otherwise, including by a settlement, in defense of any Proceeding, or in defense of any one or more claims, issues or matters included therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith; and

    (ii) Indemnitee's Expenses actually and reasonably incurred in connection with successfully establishing or enforcing, in whole or in part, Indemnitee's right to indemnification or advancement of Expenses under this Agreement or otherwise, shall also be indemnified by the Corporation.

    6. Advances of Expenses. At the written request of Indemnitee, the Expenses reasonably incurred by Indemnitee in any Proceeding, including Expenses billed but not yet paid, shall be paid directly (or if already paid by Indemnitee, shall be reimbursed to Indemnitee) by the Corporation from time to time in a timely manner in advance of the final disposition of such Proceeding, provided that Indemnitee shall undertake in writing to repay the amounts advanced if and to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Indemnitee shall not be required to provide security for such undertaking. If the Corporation makes an advance of Expenses pursuant to this section, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

    7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.

    (a) Any indemnification or advancement of Expenses under this Agreement shall be paid by the Corporation no later than 30 days after receipt of the written request of Indemnitee, unless a determination is made within said 30-day period by either

    (i) The Board by a majority vote of a quorum consisting of directors who were not and are not parties to the Proceeding in respect of which indemnification is being sought, or

    (ii)    Independent legal counsel in a written opinion, or

    (iii) The stockholders of the Corporation by vote of a majority of a quorum at a meeting duly called and held,

that Indemnitee has not met the standards for indemnification set forth in the relevant section or sections of this Agreement.

    (b) Indemnitee's right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that such indemnification or advancement is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including the Board or independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including the Board or independent legal counsel or the stockholders) that Indemnitee has not met such standard shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

    (c) With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, the Corporation may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee and shall not be advanced or indemnified by the Corporation, unless:

    (i) The employment of counsel by Indemnitee has been authorized by the Corporation, or

    (ii) Indemnitee shall have reasonably concluded, in writing sent to the Corporation, that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or

    (iii) The Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, or

    (iv) Such Expenses of counsel are actually and reasonably incurred in connection with successfully establishing, in whole or in part, Indemnitee's right to indemnification or advancement of Expenses under this Agreement or otherwise, in each of which cases the fees and expenses of Indemnitee's counsel shall be advanced by the Corporation.

Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation.

    8. Limitation on Indemnification. No payment pursuant to this Agreement shall be made by the Corporation:

    (i) To indemnify or advance funds to Indemnitee for Expenses with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board finds it to be appropriate;

    (ii) To indemnify Indemnitee for any Expenses, judgments, fines, or penalties sustained in any Proceeding for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any deductible or retention amount, or any excess beyond the amount of payment under such insurance;

    (iii) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law;

    (iv) To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest; or

    (v) If a court of competent jurisdiction finally determines that such payment is unlawful.

    9. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the Bylaws of the Corporation, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such directorship or office. The indemnification provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director [{and/or} an officer] and shall inure to the benefit of Indemnitee's personal representatives, heirs, legatees and assigns.

    10. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by him or her in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

    11. Presumption and Burden of Proof. In any adjudication, opinion by counsel, or decision by the Board or shareholders referred to in this Agreement or otherwise that involves the determination, directly or indirectly, as to whether Indemnitee is entitled to indemnification, including the advancement of Expenses, there shall be a presumption that Indemnitee is entitled to indemnification. The Corporation or any other person opposing indemnification shall have the burden of proof to overcome the presumption in favor of indemnification by clear and convincing evidence.

    12. Selection of Independent Legal Counsel. If an opinion of independent legal counsel shall be required for any purpose under this Agreement, such counsel shall be selected and appointed by or in a manner determined by the Board. Such selection and appointment shall also be subject to the consent of Indemnitee, which consent shall not be unreasonably withheld. Nothing herein shall prohibit the Board from selecting Indemnitee's defense counsel for this purpose if the Board determines this to be in the best interest of the Corporation as an appropriate way to determine the potential liability of Indemnitee.

    13. Settlement of Proceedings. In the case of a Proceeding by Indemnitee to establish or enforce a right of Indemnitee under this Agreement, the Corporation shall have the right at any time during such Proceeding to make the determination that it is in the best interests of the Corporation to settle the Proceeding, and to pay all or part of the indemnity sought as a part of such settlement.

    14. Arbitration. If the Corporation makes a determination that Indemnitee is not entitled to indemnity in connection with a Proceeding, Indemnitee shall have the right to a de novo review of such determination before a panel of arbitrators chosen in accordance with the commercial arbitration rules of the American Arbitration Association.

    15. Maintenance of Liability Insurance.

    (a) The Corporation hereby covenants and agrees that, as long as Indemnitee continues to serve as a director [{or} an officer] of the Corporation and thereafter as long as Indemnitee may be subject to any Proceeding, the Corporation, subject to subsection (c) of this section, shall maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

    (b) In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors and officers. Further, in all policies of D&O Insurance, coverage for Indemnitee shall include but not be limited to the following:

    (i) Claims asserted by the Corporation's present or past shareholders, directors, employees, lenders, customers, suppliers, competitors and regulators, as well as claims in connection with class actions, claims arising out of mergers and acquisitions and antitrust claims asserted by governmental or private parties; but the policy may exclude claims by one insured against another insured, except for employment claims;

    (ii)    No exclusion for Indemnitee's negligence;

    (iii) No exclusion for fraud or deliberate dishonesty, except if there has been a final adjudication of fraud or dishonesty by a court of competent jurisdiction;

    (iv) Punitive and exemplary damages as well as the multiplied portion of any damage award; and

    (v) Any and all Expenses, judgments, fines and penalties not indemnifiable pursuant to this Agreement, the Corporation's Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware, or the laws, rules or regulations of any other jurisdiction or state or federal agency whose laws, rules or regulations may be applicable.

    (c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if and to the extent that the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

    16. Miscellaneous.

    (a) Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the extent permitted by any applicable portion of this Agreement that has not been invalidated or by any other applicable law.

    (b) Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Spartech Corporation, Attention: General Counsel, at 120 South Central, Suite 1700, Clayton, Missouri 63105, or such other address as is then its corporate headquarters, or such other address as the Corporation shall have designated in writing to Indemnitee at his last known residence or office address. Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be reasonably within Indemnitee's power.

    (c) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument.

    (d) Applicable Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

    (e) Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and upon Indemnitee and his personal representatives, heirs, legatees and assigns.

    (f) Amendments. No amendment, waiver, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification rights afforded to Indemnitee hereby are contract rights and may not be diminished, eliminated, or otherwise affected by amendments to the Certificate of Incorporation or Bylaws of the Corporation or by other agreements without the express written agreement of the parties expressly referring to and consenting to the provision by which such rights will be diminished, eliminated or otherwise affected.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.



                    The Corporation:    SPARTECH CORPORATION

                                By:
                                Title:

    Attest:
                Secretary




                            Indemnitee: